Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of AvePoint, Inc. on Form S-1 of our report dated March 10, 2021 on the consolidated financial statements of AvePoint, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

New York, New York

July 22, 2021